                                                                     Exhibit 4.3
                                                                     -----------


                    AMENDED AND RESTATED SECURITY AGREEMENT

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement") is
                                                         ------------------
entered into as of August 6, 1999 among NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Borrower"), the Subsidiary Guarantors listed on the
                           --------
signature pages attached hereto and such other parties as may become Subsidiary Guarantors after the date hereof (hereinafter, the Borrower and the Subsidiary Guarantors collectively referred to as the "Obligors" or individually referred
                                            --------
to as an "Obligor") and FIRST UNION NATIONAL BANK, in its capacity as agent (in
          -------
such capacity, the "Agent") for the financial institutions from time to time
                    -----
party to the Credit Agreement referred to hereinbelow (the "Lenders").
                                                            -------

                                   RECITALS
                                   --------

     WHEREAS, pursuant to that certain credit agreement dated as of July 17, 1998 (the "Existing Credit Agreement") among the Borrower, the Guarantors, the lenders party thereto (the "Existing Lenders") and the Agent, the Existing Lenders required, as a condition precedent to their entering into the Existing Credit Agreement and making extensions of credit to or for the account of the Borrower thereunder, the Borrower and Guarantors to execute that certain security agreement dated as of July 17, 1998 (the "Existing Security Agreement");

     WHEREAS, the Lenders have agreed to amend the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement") among the Borrower, the Guarantors, the Lenders and the
     ----------------
Agent to provide the Borrower with a $700,000,000 credit facility; and

     WHEREAS, the Lenders have required, as a condition precedent to their entering into the Credit Agreement and making extensions of credit to or for the account of the Borrower thereunder, that the Obligors agree to amend the Existing Security Agreement to secure their respective obligations under the Credit Agreement and the other Credit Documents in accordance with the terms of this Security Agreement.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.
          -----------

          (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof (the "UCC"), are used
                                                              ---
     herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. For purposes of this Security Agreement, the term "Lender" shall include any affiliate of a Lender which has entered into a Hedging Agreement with the Borrower in respect of the Credit Party Obligations.

          (b) In addition, the following terms shall have the following meanings:

          "Contracts":  (a) the Falconite Purchase Agreement, (b) all Equipment
           ---------
     Leases and (c) all other contracts and agreements to which an Obligor is a party, as each may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of an Obligor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of an Obligor to damages arising out of or for breach or default in respect thereof and (iii) all rights of an Obligor to exercise all remedies thereunder.

          "Copyright Licenses":  any written agreement, naming any Obligor as
           ------------------
     licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 1(b) hereto.
                                            -------------

          "Copyrights":  (a) all registered United States copyrights in all
           ----------
     Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (b) all renewals thereof
                            -------------
     including, without limitation, any thereof referred to in Schedule 1(b)
                                                               -------------
     hereto.

          "Equipment Leases":  all leases of Equipment entered into by an
           ----------------
     Obligor acting as lessor, as each may be amended, supplemented or otherwise modified from time to time.

          "Insurance Policies":  all insurance policies insuring the Obligors
           ------------------
     and their assets and any life insurance policies securing the lives of officers of the Obligors which name one or more Obligors as beneficiary thereof.

          "Patent License":  all agreements, whether written or oral, providing
           --------------
     for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 1(b) hereto.
                            -------------

          "Patents":  (a) all letters patent of the United States or any other
           -------
     country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (b) all
                                            -------------
     applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 1(b)
                                                               -------------
     hereto.

          "Secured Obligations":  the collective reference to all of the Credit
           -------------------
     Party Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrower or any other Credit Party to any Lender or the Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Hedging Agreements and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

          "Trademark License":  any agreement, written or oral, providing for
           -----------------
     the grant by or to an Obligor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 1(b) hereto.
                                                    -------------

          "Trademarks":  (a) all trademarks, trade names, corporate names,
           ----------
     company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in
     Schedule 1(b) hereto, and (b) all renewals thereof.
     -------------

          "UCC":  as defined in Section 1 hereof.
           ---

          "Work":  any work which is subject to copyright protection pursuant to
           ----
     Title 17 of the United States Code.

     2.   Grant of Security Interest in the Collateral.  To secure the prompt
          --------------------------------------------
payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations, each Obligor hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):
                                      ----------

                    (a)  all Accounts;

                    (b)  all Chattel Paper;

                    (c)  all Copyrights;

                    (d)  all Copyright Licenses;

                    (e)  all Deposit Accounts;

                    (f)  all Documents;

                    (g)  all Equipment;

                    (h)  all Fixtures;

                    (i) all General Intangibles, including, without limitation, all rights under the Contracts;

                    (j)  all Instruments;

                    (k)  all Inventory;

                    (l)  all Investment Property

                    (m)  all Patents;

                    (n)  all Patent Licenses;

                    (o)  all Trademarks;

                    (p)  all Trademark Licenses;

                    (q)  all Insurance Policies;

                    (r) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                    (s) to the extent not otherwise included, all other personal property of such Obligor; and

                    (t) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

     The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment in the nature of a sale of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

     3.   Representations and Warranties.  Each Obligor hereby represents and
          ------------------------------
warrants to the Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

          (a)  Chief Executive Office; Books & Records.  Each Obligor's chief
               ---------------------------------------
     executive office and chief place of business is (and for the prior four months have been) located at the locations set forth on Schedule 3(a) hereto, and each Obligor keeps its
                            -------------
     books and records at such locations.

          (b)  Location of Collateral, Etc. The location of all Collateral owned
               ---------------------------
     by each Obligor (excluding Rental Equipment currently under lease) is as shown on Schedule 3(b)(i) hereto.
              ----------------

          (c)  Ownership.  Each Obligor is the legal and beneficial owner of its
               ---------
     Collateral and has the right to pledge, sell, assign or transfer the same. Each Obligor's legal name is as shown in this Security Agreement and no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any trade name, d/b/a or other fictitious business name, except as set forth in Schedule
                                                                     --------
     3(c) attached hereto.
     ----

          (d)  Security Interest/Priority.  This Security Agreement creates a
               --------------------------
     valid security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing under the UCC, free and clear of all Liens, except for Permitted Liens.

          (e)  Farm Products.  None of the Collateral constitutes, or is the
               -------------
     Proceeds of, Farm Products.

          (f)  Accounts.  (i) Each Account of the Obligors and the papers and
               --------
     documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to, the account debtor named therein and (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to the Agent.

          (g)  Copyrights, Patents and Trademarks.
               ----------------------------------

                    (i)   Schedule 1(b) hereto includes all Copyrights,
                          -------------
          Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the Obligors in their own names as of the date hereof.

                    (ii) To the best of each Obligor's knowledge, each Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.

                    (iii) Except as set forth in Schedule 1(b) hereto, none of
                                                 -------------
          such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement.

                    (iv) No holding, decision or judgment has been rendered by any court, tribunal, agency or other governmental body or authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark.

                    (v) No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or which, if adversely determined, would have a material adverse effect on the value of such Copyright, Patent or Trademark.

                    (vi) All applications pertaining to the Copyrights, Patents and Trademarks of each Obligor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents and Trademarks are valid and enforceable.

                    (vii) No Obligor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of such Obligor hereunder.

          (h)  Inventory.  No Inventory is held by an Obligor pursuant to
               ---------
     consignment, sale or return, sale on approval or similar arrangement.

     4.   Covenants.  Each Obligor covenants that, so long as any of the Secured
          ---------
Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Obligor shall:

          (a)  Other Liens. Defend the Collateral against the claims and demands
               -----------
     of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

          (b)  Preservation of Collateral.  Keep the Collateral in good order,
               --------------------------
     condition and repair and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance which violation (in the case of any such agreement, statute, law, bylaw, rule, regulation or ordinance) could be reasonably expected to materially and adversely effect the value of such Collateral or its utility to such Obligor in the conduct of such Obligor's business in the ordinary course.

          (c)  Instruments/Chattel Paper.  If any amount payable under or in
               -------------------------
     connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, promptly deliver such Instrument or Chattel Paper to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement; provided, however, that with respect to instruments or chattel paper where the obligor is not an Obligor or a Subsidiary of an Obligor, such instruments or chattel paper shall not be required to be delivered to the Agent until such time as the Agent shall have requested delivery of the same or until an Event of Default shall have occurred.

          (d)  Change in Location.  Not, without providing 30 days prior written
               ------------------
     notice to the Agent and without filing such amendments to any previously filed financing statements as the Agent may require, (a) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 3(a)
                                                               -------------
     hereto, (b) change the location of its Collateral from the locations set forth for such Obligor on Schedule 3(b)(i) hereto, or (c) change its name,
                               ----------------
     be party to a merger, consolidation or other change in structure or use any trade name, d/b/a or other fictitious business name other than as permitted under the Credit Agreement.

          (e)  Inspection.  Upon reasonable notice, at such reasonable times and
               ----------
     as often as may be reasonably desired, allow the Agent, any Lender or their respective representatives free access to and right of inspection of the tangible Collateral and all books, records and documents related thereto and allow the Agent, and Lender, or their representatives to copy all or any portion of such books, records and documents.

          (f)  Perfection of Security Interest. Execute and deliver to the Agent
               -------------------------------
     such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure to the Agent its security interests hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Schedule 4(f)(i),
                                                             ----------------
     (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 4(f)(ii) attached hereto and (D) with regard to
                 -----------------
     Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule
                                                                       --------
     4(f)(iii) attached hereto, (ii) to consummate the transactions contemplated
     ---------
     hereby and (iii) to otherwise protect and assure the Agent of its rights and interests hereunder. To that end, each Obligor agrees that the Agent may file one or more financing statements disclosing the Agent=s security interest in any or all of the Collateral of such Obligor without, to the extent permitted by law, such Obligor's signature thereon, and further each Obligor also hereby irrevocably makes, constitutes and appoints the Agent, its nominee or any other person whom the Agent may designate, as such Obligor's attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to such Obligor wherever the Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than any jurisdiction, the laws of which are applicable to the Collateral on the Closing Date, becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Agent, then the Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of an Obligor's agents and the Agent so requests, such Obligor agrees to notify such agents in writing of the Agent's security interest therein and, upon the Agent's request, instruct them to hold all such Collateral for the Lenders' account and subject to the Agent's further instructions. Each Obligor agrees to mark its books and records to reflect the security interest of the Agent in the Collateral.

          (g)  Covenants Relating to Accounts.
               ------------------------------

               (i) Comply with all reporting requirements set forth in the Credit Agreement with respect to Accounts.

               (ii) Unless and until an Event of Default occurs and is continuing, each Obligor may settle and adjust disputes and claims with its customers and account debtors and grant discounts, credits and allowances in the ordinary course of its business as presently conducted and otherwise for amounts and on terms which such Obligor in good faith considers advisable. Upon the occurrence of any Event of Default and during the continuation thereof, if so instructed by the Agent, such Obligor shall settle and adjust disputes and claims, at no expense to the Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business shall be granted to any customer or account debtor without the Agent's consent. The Agent may (but shall not be required to), at all times upon the occurrence of any Event of Default and during the continuance thereof, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Agent considers advisable.

          (h)  Covenants Relating to Inventory.
               -------------------------------

               (i) Maintain, keep and preserve the Inventory in good, rentable condition at its own cost and expense.

               (ii) Comply with all reporting requirements set forth in the Credit Agreement with respect to Inventory.

               (iii) If any of the Inventory is at any time evidenced by a document of title, (A) promptly cause each such document of title to name on the face thereof the Agent, for the Lenders, as lienholder of such title and (B) promptly upon request by the Agent, deliver such document of title to the Agent.

          (i)  Covenants Relating to Copyrights.
               --------------------------------

                    (i) Employ each Copyright with such notice of copyright as may be required by law to secure copyright protection.

                    (ii) Not do any act or knowingly omit to do any act whereby any Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any Copyright may become injected into the public domain; (B) notify the Agent immediately if it knows, or has reason to know, that any Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding an Obligor=s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Agent of any material infringement of any Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                    (iii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder, except for licenses thereof which such Obligor has reasonably determined to be advisable or advantageous and which comply with the provisions of Section 8.14 of the Credit Agreement.

          (j)  Covenants Relating to Patents and Trademarks.
               --------------------------------------------

                    (i) (A) Continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                    (ii) Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

                    (iii) Notify the Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding an Obligor's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

                    (iv) Whenever an Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, an Obligor shall report such filing to the Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, an Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of an Obligor relating thereto or represented thereby.

                    (v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                    (vi) Promptly notify the Agent and the Lenders after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

                    (vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder, except for licenses thereof which such Obligor has reasonably determined to be advisable or advantageous and which comply with the provisions of Section 8.14 of the Credit Agreement.

          (k)  New Patents, Copyrights and Trademarks.  Promptly provide the
               --------------------------------------
     Agent with (i) a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) (A) with respect to Copyrights, a duly executed Notice of Security Interest in Copyrights, (B) with respect to Patents, a duly executed Notice of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Notice of Security Interest in Trademarks or (D) such other duly executed documents as the Agent may request in a form acceptable to counsel for the Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.

          (l)  Insurance.  Have and maintain at all times with respect to the
               ---------
     Collateral the same types and amounts of insurance as the Obligors are required to maintain pursuant to the Credit Agreement. All insurance proceeds shall be subject to the Lien of the Agent hereunder; provided that any such insurance proceeds may be retained by the Obligors to the extent permitted under the Credit Agreement.

          (m)  Equipment.
               ---------

               (i) At all times, maintain its Equipment in good working order (ordinary wear and tear and damages from casualty and condemnation excepted) and in compliance with all applicable safety standards.

               (ii) If any of the Equipment is at any time evidenced by a document of title, (A) promptly cause each such document of title to name on the face thereof the Agent, for the Lenders, as lienholder of such title and (B) promptly upon request by the Agent, deliver such document of title to the Agent.

     5.   Special Provisions Relating to Accounts.
          ---------------------------------------

          (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) At any time after the occurrence and during the continuation of an Event of Default, the Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent's request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

     6.   Special Provisions Regarding Inventory.
          ---------------------------------------

          (a) Unless and until an Event of Default occurs and is continuing and the Agent instructs such Obligor otherwise, each Obligor may, without further consent or approval of the Agent, use, consume, sell, lease and exchange the Inventory in the ordinary course of its business as presently conducted. In the case of a sale or exchange of Inventory permitted by the Credit Agreement, the security interest created hereby in the Inventory so sold or exchanged (but not in any proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Agent.

          (b) Upon the Lenders' making any Loan pursuant to the Credit Agreement or the Issuing Lender issuing any Letter of Credit pursuant to the Credit Agreement, each Obligor shall be deemed to have warranted that all warranties of such Obligor set forth in this Security Agreement with respect to its Inventory are true and correct in all material respects with respect to such Inventory, including without limitation that such Inventory is located at a location permitted by Section 3(b) or 4(d) hereof.

     7.   Advances by Lenders.  On failure of any Obligor to perform any of the
          -------------------
covenants and agreements contained herein, the Agent may, in its reasonable discretion, but shall not be obligated to, perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien), reasonable expenditures made in defending against any adverse claim (other than in respect of a Permitted Lien) and all other reasonable expenditures which the Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate specified in Section 3.1 of the Credit Agreement.
                                          -----------
No such performance of any covenant or agreement by the Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any breach under the terms of this Security Agreement or the other Credit Documents. The Lenders may make any payment authorized pursuant to this Section 7 in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

     8.   Events of Default.
          -----------------

     The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event
                                                                           -----
of Default").
----------

     9.   Remedies.
          --------

          (a)  General Remedies.  Upon the occurrence of an Event of Default and
               ----------------
     during continuation thereof, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral and remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Collateral, or the Agent may use (at the expense of the Obligors) such of the supplies or space of any Obligor at such Obligor's place of business or otherwise, as may be necessary to properly administer and control the Collateral or the handling of collections and realizations thereon, (ii) dispose of any Collateral on any such premises, (iii) maintain such possession on any Obligor's premises (each Obligor hereby agreeing to lease warehouses and storage facilities to the Agent or its designee if the Agent so requests), (iv) require the Obligors to assemble and make available to the Agent at the expense of the Obligors any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties, (v) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (vi) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). If the Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining inventory records. The Agent shall be entitled to use all proprietary rights and computer software programs and data bases used by any Obligor in connection with their respective businesses or in connection with the Collateral. In addition to all other sums due the Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Agent or any such Lender, including, but not limited to, reasonable attorneys= fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Agent or any Lender or the Obligors concerning any matter arising out of or connected with this Security Agreement or the Collateral or the Secured Obligations, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to such Obligor in accordance with the notice provisions of Section 11.1 of the
                                                         ------------
     Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Agent and the Lenders may further postpone such sale by announcement made at such time and place. After the occurrence and during the continuance of an Event of Default, each Obligor agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Obligor, marked with the Lenders' name and held by such Obligor for the Lenders' account as owner and assignee.

          (b) Remedies relating to Accounts.  Upon the occurrence of an Event of
              -----------------------------
     Default and during the continuation thereof, whether or not the Agent has exercised any or all of its rights and remedies hereunder, the Agent or its designee may notify any Obligor=s customers and account debtors that the Accounts of such Obligor have been assigned to the Agent or of the Agent's security interest therein, and may (i) bring suit, in the name of any Obligor or the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of any Obligor or the Lenders, (ii) in the Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lenders in the Accounts and (iii) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, which sale shall be conducted in a commercially reasonable manner, for cash, on credit or otherwise, at Agent's sole option and discretion, and any Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Obligor. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Agent in accordance with the provisions of this Section 9(b) shall be solely for the Agent=s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Agent may apply all or any part of any Proceeds of Accounts or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable). Each Obligor hereby indemnifies the Agent from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees (except such as result from the Agent=s gross negligence or willful misconduct) suffered or incurred by the Agent because of the maintenance of the foregoing arrangements. The Agent shall have no liability or responsibility to any Borrower for accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

          (c) Remedies relating to Inventory.  Immediately upon the occurrence
              ------------------------------
     of any Event of Default, the Agent may foreclose the security interests created pursuant to the Credit Documents by any available judicial procedure, or take possession of any or all of the Inventory without judicial process and enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same. The Agent shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Inventory whether in its then condition or after further preparation or processing, in the name of any Obligor or the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent or any other Lender shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such salable form as the Agent shall deem appropriate. Each Obligor agrees, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at places which the Agent shall select, whether at the premises of any Obligor or elsewhere, and to make available to the Agent the premises and facilities of any Obligor for the purpose of the Agent's taking possession of, removing or putting the Inventory in salable form.

          (d) Nonexclusive Nature of Remedies.  Failure by the Agent or the
              -------------------------------
     Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document or as provided by law, or any delay by the Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Agent, the Lenders, nor any party acting as attorney for the Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Lenders may have.

          (e) Retention of Collateral.  Upon the occurrence and during the
              -----------------------
     continuance of an Event of Default, the Agent may, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

          (f) Deficiency.  In the event that the proceeds of any sale,
              ----------
     collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section 3.1 of the Credit Agreement, together
                                   -----------
     with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be delivered to whoever may be lawfully entitled to receive such surplus.

     10.  Rights of the Agent.
          -------------------

          (a)  Power of Attorney.  In addition to other powers of attorney
               -----------------
     contained herein, each Obligor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

               (i) to demand, collect or settle, compromise, adjust, give discharges and releases, all as the Agent may reasonably determine;

               (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

               (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

               (iv) receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

               (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes;

               (vi) adjust and settle claims under any insurance policy relating thereto;

               (vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

               (viii) institute any foreclosure proceedings that the Agent may deem appropriate; and

               (ix) do and perform all such other acts and things as the Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

     This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral.

          (b)  [reserved]

          (c)  Assignment by the Agent. Subject to Sections 10.7 and 11.3 of the
               -----------------------
     Credit Agreement, the Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Security Agreement in relation thereto.

          (d)  The Agent's Duty of Care.  Other than the exercise of reasonable
               ------------------------
     care to assure the safe custody of the Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

     11.  Application of Proceeds and Cash.  Upon the occurrence and during the
          --------------------------------
continuance of an Event of Default, any payments in respect of the Secured Obligations and any Proceeds of the Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 3.15(b) of the Credit
                                                  ---------------
Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records. The Obligors shall remain liable to the Agent and the Lenders for any deficiency.

     12.  Costs of Counsel.  If at any time hereafter, whether upon the
          ----------------
occurrence of an Event of Default or not, the Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Agent or the Lenders, all of which costs and expenses shall constitute Secured Obligations hereunder.

     13.  Continuing Agreement.
          --------------------

          (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any contingent indemnity obligations not yet due and payable). Upon such payment and termination, this Security Agreement shall be automatically terminated and, the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

          (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation, any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

     14.  Amendments; Waivers; Modifications.  This Security Agreement and the
          ----------------------------------
provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.
                                  ------------

     15.  Successors in Interest.  This Security Agreement shall create a
          ----------------------
continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their successors and permitted assigns; provided, however,
                                                            --------  -------
that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of the Agent. To the fullest extent permitted by law, each Obligor hereby releases the Agent and each Lender, and its successors and permitted assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, or such Lender, or its officers, employees or agents.

     16.  Notices.  All notices required or permitted to be given under this
          -------
Security Agreement shall be in conformance with Section 11.1 of the Credit
                                                ------------
Agreement.

     17.  Counterparts.  This Security Agreement may be executed in any number
          ------------
of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

     18.  Headings.  The headings of the sections and subsections hereof are
          --------
provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

     19.  Governing Law; Submission to Jurisdiction; Venue. THIS SECURITY
          ------------------------------------------------
AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF THE CREDIT AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS
                                                                       -------
MUTANDIS.
--------

     20.  Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH
          --------------------
OBLIGOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS SECURITY AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

     21.  Severability.  If any provision of the Security Agreement is
          ------------
determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     22.  Entirety.  This Security Agreement and the other Credit Documents
          --------
represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     23.  Survival.  All representations and warranties of the Obligors
          --------
hereunder shall survive the execution and delivery of this Security Agreement and the other Credit Documents, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

     24.  Other Security.  To the extent that any of the Secured Obligations are
          --------------
now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by Obligor), or by a guarantee, endorsement or property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Agent and the Lenders shall have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lender's rights or the Secured Obligations under this Security Agreement or under any other of the Credit Documents.

     25.  Obligations of the Obligors.
          ---------------------------

          (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

          (b) Each Obligor jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement and the other Credit Documents, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

          (c) Anything else in this Security Agreement notwithstanding, the grant by each Obligor hereunder of a security interest in the Collateral owned by such Obligor shall secure the Secured Obligations only for the maximum amount that can be incurred without rendering this Security Agreement, as it relates to such Obligor, void or voidable under applicable law relating to fraudulent obligations, fraudulent conveyance or fraudulent transfer, and not any greater amount.

     26.  Rights of Required Lenders.  All rights of the Agent hereunder, if not
          --------------------------
exercised by the Agent, may be exercised by the Required Lenders.

     27.  Conflicts with Credit Agreement.  Notwithstanding any other provision
          -------------------------------
hereof, in the event of any conflict between the terms of this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall govern and apply.


     28.  Amendment and Restatement Without New Consideration. Notwithstanding
          ---------------------------------------------------
any language to the contrary contained herein, the amendment and restatement effected by this Security Agreement does not create or cause any new or additional conveyance of liens or security interests by the Obligors to the Agent, but rather amends and restates the terms and conditions governing the existing liens and security interests granted by the Obligors to the Agent in the Existing Security Agreement in connection with and as required by the Existing Credit Agreement. This Security Agreement does not terminate or nullify any of the liens or security interests heretofore created or granted by the Obligors in favor of the Agent, and all such existing liens and security interests shall remain in full force and effect, without interruption in the attachment or perfection of any such liens and security interests.

                 [remainder of page intentionally left blank]

     Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

OBLIGOR:                 NATIONAL EQUIPMENT SERVICES, INC.,
-------
                         a Delaware corporation


                         By: /s/ Paul R. Ingersoll
                            ---------------------------
                         Name: Paul R. Ingersoll
                              -------------------------
                          Title: V.P.
                               ------------------------


SUBSIDIARY GUARANTORS:   NES ACQUISITION CORP.,
---------------------
                         a Delaware corporation

                         NES EAST ACQUISITION CORP.,
                         a Delaware corporation

                         NES MICHIGAN ACQUISITION CORP.,
                         a Delaware corporation

                         BAT ACQUISITION CORP.,
                         a Delaware corporation

                         ALBANY LADDER COMPANY, INC.,
                         a New York corporation

                         FALCONITE, INC.,
                         an Illinois corporation

                         FALCONITE EQUIPMENT, INC.,
                         an Illinois corporation

                         M&M PROPERTIES, INC.,
                         an Alabama corporation

                         CARL'S MID SOUTH RENT-ALL CENTER
                         INCORPORATED,
                         a Tennessee corporation

                         FALCONITE REBUILD CENTER, INC.,
                         a Kentucky corporation

                        (Signature Pages Continue)
                         FALCONITE AVIATION, INC.,
                         a Delaware corporation

                         MCCURRY & FALCONITE EQUIPMENT CO., INC., an Alabama corporation

                         SHAUGHNESSY CRANE SERVICE, INC.,
                         a Massachusetts corporation

                         REBEL STUDIO RENTALS, INC.,
                         a California corporation

                         BARRICADE & LIGHT RENTAL, INC.,
                         an Arizona corporation


                         MAYER-HAMMANT EQUIPMENT, L.L.C.,
                         a Louisiana limited liability company,

                              By:  Shaughnessy Crane Service, Inc.,
                                   its Sole Member


                         WELLESLEY CRANE SERVICE CO., INC.,
                         a Massachusetts corporation

                         GOULD & ASSOCIATES, INC.,
                         a Georgia corporation

                         NES SHORING ACQUISITION, INC.,
                         a Delaware corporation


                         By: /s/ Paul R. Ingersoll
                            ------------------------
                         Name: Paul R. Ingersoll
                               ----------------------
                         Title: V.P.
                               ---------------------

                           (Signature Pages Continue)

                            PLANK MANAGEMENT, INC.,
                               a Texas corporation

                               By: /s/ Paul R. Ingersoll
                                  -----------------------
                               Name: Paul R. Ingersoll
                                     ---------------------
                               Title: V.P
                                     --------------------

                               THE PLANK COMPANIES, L.P.,
                               a Delaware limited partnership

                                   By:  Plank Management, Inc.,
                                        its General Partner


                               By:/s/ Paul R. Ingersoll
                                  -----------------------
                               Name: Paul R. Ingersoll
                                     ---------------------
                               Title: V.P
                                     --------------------

                               RICHLITE, INC.,
                               a Virginia corporation


                               By: /s/ Paul R. Ingersoll
                                  -----------------------
                               Name: Paul R. Ingersoll
                                    ---------------------
                               Title: V.P
                                     --------------------



                               INTERSTATE TRAFFIC CONTROL, INC.,
                               a West Virginia corporation

                               By:/s/ Paul R. Ingersoll
                                  -----------------------
                               Name:Paul R. Ingersoll
                                    ---------------------
                               Title: V.P
                                     --------------------

AGENT:                                        FIRST UNION NATIONAL BANK,
-----
                                                   as Agent


                               By: /s/ Thomas Lauer
                                  -----------------------
                               Name: Thomas Lauer
                                    ---------------------
                               Title: V.P
                                     --------------------